UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 8, 2018

Date of Report (Date of earliest event reported)

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

349 Union Street, Millersburg, Pennsylvania		17061
(Address of principal executive offices)		(Zip Code)

(866) 642-7736 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 8, 2018, Mid Penn Bancorp, Inc. (the “Mid Penn”), pursuant to an Agreement and Plan of Merger, dated as of March 29, 2017 (the “Merger Agreement”), among Mid Penn, Mid Penn Bank, Mid Penn’s wholly-owned Pennsylvania banking institution, and The Scottdale Bank & Trust Company (“Scottdale”), completed its acquisition of Scottdale.  On January 9, 2018, Mid Penn filed a Current Report on Form 8-K stating that it had completed the acquisition and that the financial information required under Items 9.01(a) and 9.01(b) would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed.  This amended Current Report on Form 8-K/A contains the required financial statements.

Item 9.01. Financial Statements and Exhibits.

(a)Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

(b)Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is attached as Exhibits 99.3 and 99.4 to this Current Report on Form 8-K/A.

(d)Exhibits

99.2Unaudited financial statements for The Scottdale Bank & Trust Company for the nine months ended September 30, 2017.

99.3Unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2017.

99.4

Unaudited pro forma condensed consolidated combined financial statements as of, and for the year ended, December 31, 2016 (incorporated by reference to pages 24, 26, and 28 through 31 of the Rule 424(b)(4) prospectus (File No. 333-220020) filed by Mid Penn Bancorp, Inc. on October 11, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: March 21, 2018

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer